Exhibit 10.6

ALTAIR ENGINEERING INC.

2001 NON-QUALIFIED STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

(AS AMENDED AS OF APRIL 3, 2017)

For the purpose of (a) encouraging and enabling selected management and other employees of the Company who currently have rights under the Company’s Phantom Stock Plan (the “Phantom Stock Plan”) to acquire a proprietary interest in the Common Stock of the Company, (b) retaining and motivating such Participants to attain exceptional levels of performance, (c) converting the Phantom Stock Plan to the NSO Plan and termination of the Phantom Stock Plan and (d) providing such Participants with an opportunity to participate in the increased value of the Company which their efforts, initiative, and skill have helped produce, the Company, pursuant to the terms and conditions of the Altair Engineering Inc. 2001 Non-qualified Stock Option Plan, will award Options to purchase Common Stock to such Participants.

This Agreement, entered into pursuant to the terms of the Plan, evidences that the Committee has designated «FName» «LName» (“Participant”) as a participant under the Plan, has awarded Non-qualified Stock Options to Participant to purchase «Options» Shares, has designated December 31, 2001 as the Award Date for such Options, has designated the sum of (i) the amount paid by the Participant to the Company to acquire his or her rights under the Phantom Stock Plan divided by the number of Shares which Participant is entitled to purchase under the Options granted herein and (ii) one ten-thousandths ($0.0001) Dollars as the Exercise Price, and, subject to the provisions of this Agreement, has designated the period from December 31, 2001 to December 31, 2036 as the Exercise Period applicable to such Options.

The grant, holding, and exercise of such Non-qualified Stock Options shall be subject to the terms and conditions of the Plan and the following:

1. Definitions.

(a) “Agreement” means this “Non-qualified Stock Option Agreement” between the Company and Participant.

(b) “Award” shall mean any grant of Non-qualified Stock Options made to Participant under the Plan and this Agreement.

(c) “Award Date” means the date designated by the Committee as of which Options are awarded to Participant under the Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Common Stock” means the Class A common capital stock of the Company.

(f) “Company” shall mean Altair Engineering Inc., a Michigan corporation and any Subsidiary of the Company.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Exercise Period” means the period of time specified by the Board on the Award Date and set forth in the second paragraph of this Agreement within which a Participant may exercise an Option, which period has been determined by the Board pursuant to the Plan, subject however to the Board’s exercise of its discretion pursuant to the provisions hereof.

(i) “Exercise Price” means the price per Share specified by the Board and set forth in the second paragraph of this Agreement at which the Participant may exercise an Option during the Exercise Period, which price has been determined by the Board pursuant to the Plan.

(j) “Fair Market Value” shall mean the value of each Share determined as of any specified date as follows:

Altair Engineering Inc. - NSO Plan

Form of NSO Agreement

(1) If the Shares are traded on any United States securities exchange, or if the Shares are not traded on any United States securities exchange but are traded on any formal over-the-counter quotation system in general use in the United States, the value per Share shall be the closing price on such exchange or quotation system on the business day immediately preceding such specified date; provided, however, that if no Shares are traded on the business day immediately preceding such specified date, the value per Share shall be the mean between the closing high bid and closing low asked quotations on the business day immediately preceding such specified date; or

(2) If Paragraph (1) does not apply, the value per Share shall be determined by the Board in accordance with Section 4 in good faith and based on uniform principles consistently applied. Such determination shall be conclusive and binding on all persons.

(k) “Non-qualified Stock Option” or “Option” shall mean a right granted under the Plan and this Agreement to purchase Share(s) at a specified Exercise Price within a specified Exercise Period, which Options are not intended to be qualified as incentive stock options under Section 422(b) of the Code.

(l) “Participant” shall have the meaning set forth in the second paragraph of this Agreement.

(m) “Plan” shall mean the Altair Engineering Inc. 2001 Non-qualified Stock Option Plan.

(n) “Plan Year” shall mean the 12 consecutive month period coinciding with the Company’s fiscal year.

(o) “Purchase Price” shall mean, at any specified time, the Exercise Price per Share multiplied by the number of Shares being purchased pursuant to the exercise of an Option.

(p) “Securities Act” shall mean the Securities Act of 1933,as amended.

(q) “Share” shall mean one authorized share of Common Stock.

(r) “Subsidiary” shall mean any corporation or other business entity (other than the Company) in an unbroken chain of corporations and/or other business entities beginning with the Company if, at the time of granting an Option, each of the corporations and/or other business entities (other than the last business entity in the unbroken chain) owns stock possessing at least 50% of the total combined voting power of all classes of ownership in one of the other corporations and/or other business entities in such chain.

(s) “Termination of Employment” means the termination of the Participant’s employment with the Company or a Subsidiary, but not the transfer of employment from the Company to a Subsidiary of the Company or vice versa or from one Subsidiary of the Company to another such Subsidiary. If the Board in its sole discretion so determines, employment shall not be considered as terminated for the purposes of Section 3.1 so long as Participant continues to perform services for the Company or a Subsidiary thereof on either a full or part time basis.

2. Terms and Conditions of Options.

(a) Person Eligible to Exercise. During Participant’s lifetime, only Participant or, in the event of disability, Participant’s conservator or legal representative may exercise an Option granted under the Plan and such Option shall not be transferable or assignable. After the death of Participant, any Options held by Participant prior to death that continue to be exercisable may be exercised by Participant’s personal representative or by any person empowered to do so by will or by the laws of descent and distribution. The terms of the Plan and this Agreement, as well as the interpretations and decisions of the Board, shall be binding upon any such conservator, legal representative, personal representative, or other person acting on behalf of or in lieu of the Participant.

(b) Manner of Exercise. Subject to the provisions of Paragraphs (c), (d) and (e) hereof, Participant may exercise an Option on any business day of the Company within the Exercise Period by delivery to the Company at the Company’s principal office, either by mail, facsimile, or in person, of a

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properly completed notice of exercise, on a form approved by the Board, together with full payment of the Purchase Price and the Federal, state and local tax withholding obligation as hereinafter provided for. The date such form is received by the Company shall be the date of exercise. Such form shall specify the Participant, Participant’s Social Security number, the Award Date, the number of Options being exercised, the Exercise Price, the Purchase Price and the manner in which the Participant intends to satisfy any applicable tax withholding obligation. The minimum number of Options that may be exercised at any one time shall be for 100 Shares or, if less, the aggregate number of Shares for which there are outstanding Options then credited to Participant and exercisable. In the event the Option is being exercised pursuant to Paragraph (a) hereof by any person other than Participant, such person shall also submit at the time of exercise satisfactory proof of the right of such person to exercise the Option.

(c) Exercise of Options. Participant may exercise an Option only on or before the date on which the Option expires, as provided in Subsection (e) below.

(d) Options Non-forfeitable. All Options granted pursuant to this Agreement and the Plan shall be 100% vested and non-forfeitable at all times.

(e) Term and Lapse of Options. An Option shall terminate immediately upon the first to occur of the following events:

(i) The date determined under Section 2(g) for a Participant who ceases to be an Employee by reason of the Participant’s Termination of Employment by the Company for Cause, unless the Board at its discretion extends such date before the applicable expiration date;

(ii) The date determined under Section 2(h) for a Participant who ceases to be an Employee by reason of the Participant’s voluntary Termination of Employment with the Company, unless the Board at its discretion extends such date before the applicable expiration date;

(iii) The expiration of the Exercise Period.

(f) Cause. For purposes of this Section 2, “Cause” shall be defined as the occurrence of any one or more of the following acts or events: (1) fraud, misappropriation, embezzlement, or other act of material dishonesty against the Company; (2) any act or acts by Participant with respect to Company which constitute a breach of Participant’s fiduciary duties or duties of honesty, good faith and loyalty (including derogatory statements regarding the Company, but excluding statements made in connection with any legal action filed against the Company); (3) any act by Participant which is intentionally damaging to the Company; (4) commission by Participant of a felony or misdemeanor involving moral turpitude; (5) a material breach by Participant of any provision of this Agreement within his control or failure of Participant to properly and diligently perform his duties as an employee, officer and/or director of the Company, which violation is not remedied within three (3) days after notice from Company specifying such violation; (6) alcohol or drug abuse affecting in any material respect the performance by the Participant of his duties and responsibilities as an employee, officer and/or director of the Company; (7) commission of any other act or acts which substantially impairs the reputation and standing of Company with its customers or the community at large; and (8) any act or circumstance constituting “cause” for termination under applicable statutory or common law.

(g) Termination for Cause. If a Participant ceases to be an Employee by reason of the Participant’s Termination of Employment by the Company for Cause, any Option granted to the Participant may be exercised at any time within three (3) months after the Participant’s Termination of Employment (but not beyond the otherwise applicable term of the Option) by the Participant.

(h) Voluntary Termination. If a Participant ceases to be an Employee by reason of the Participant’s voluntary Termination of Employment with the Company, any Option granted to the Participant may be exercised at any time within three (3) months after the Participant’s Termination of Employment (but not beyond the otherwise applicable term of the Option) by the Participant.

(i) Payment and Issuance. Shares acquired pursuant to the exercise of Options shall be paid for in full at the time of exercise, in cash (in U.S. dollars) as a condition of such exercise, unless the

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Board, in its sole and absolute discretion allows the Participant to pay the Purchase Price in any manner set forth below, so long as the sum of cash so paid and such other consideration equals the Purchase Price. A certificate for the net amount of Shares attributable to an exercise shall be issued to Participant as soon as practicable following payment of the aggregate Purchase Price and all applicable withholding taxes.

(i) Payment of the Purchase Price for any Shares purchased pursuant to the Plan, together with an amount sufficient to satisfy any applicable federal, state, and local withholding tax requirements, may be made, where expressly approved for the Participant by the Board, in its sole and absolute discretion, and where permitted by law:

(A) By check;

(B) By cancellation of indebtedness of the Company to the Participant;

(C) By surrender of Shares that either: (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (B) were obtained by Participant in the public market;

(D) By waiver of compensation due or accrued to Participant for services rendered;

(E) With respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists (A) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD dealer”) whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Purchase Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Purchase Price directly to the Company; or (B) through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Purchase Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Purchase Price directly to the Company; or

(F) By any combination of the foregoing.

(ii) The Board may help the Participant pay for Shares purchased under this Option Agreement by authorizing a guarantee by the Company of a third-party loan to the Participant.

(j) Non-Registration. Regardless of whether the Shares to be issued hereunder upon the exercise of an Option have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law. If the Shares to be issued hereunder upon the exercise of an Option have not been registered under the Securities Act, or a registration is not then currently effective with respect to such Shares, and the Company determines that the registration requirements of the Securities Act apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel, and that Participant or other person then entitled to exercise such Option will indemnify the Company against and hold it free and harmless from any loss, damages, expense or liability resulting to the Company if any sale or distribution of the Shares by such person is contrary to the representation and agreement referred to above. The Board may take whatever additional actions it reasonably deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other Federal or state securities laws or regulations, including but not limited to Rule 144 promulgated under the Securities Act. Without limiting the generality

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of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such Shares.

Stock certificates evidencing Shares acquired pursuant to an unregistered transaction to which the Securities Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”). THEY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER EITHER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR THE REGISTRATION PROVISIONS OF THE ACT DO NOT APPLY TO SUCH PROPOSED TRANSFER.

3. Limitations on Shares. All Shares issued hereunder upon the exercise of an Option shall be subject to the terms and conditions of the Company’s Non-qualified Plan Stock Restriction and Repurchase Agreement and the Company shall place legends on stock certificates representing that the Shares are subject to such Non-qualified Plan Stock Restriction and Repurchase Agreement.

4. Administration of Plan. The Board shall administer the Plan and this Agreement in accordance with their provisions and shall have full and final authority in its discretion to (a) interpret the provisions of the Plan and this Agreement and decide all questions of fact arising in their application, and its interpretation and decisions shall be in all respects final, conclusive and binding; and (b) make all other determinations, rules and regulations necessary or advisable for the administration of the Plan and this Agreement. Notwithstanding any provisions of this Agreement to the contrary, the Board shall have the power to permit, in its discretion, an acceleration of any previously determined Option exercise terms or to otherwise amend the terms of an Option, under such circumstances and upon such modified or different terms and conditions as it deems appropriate, subject, however, to the provisions of the Plan. No member of the Board shall be personally liable for any action or determination in respect to the administration of the Plan and this Agreement if made in good faith.

5. Restrictive Covenants. In order to induce the Company to Award the Options hereunder and in consideration therefor:

(a) Covenants Not to Compete or Solicit. The Participant will not directly or indirectly (whether as a principal, agent, independent contractor, employer, employee, investor, partner, shareholder, director or otherwise):

(i) During the Participant’s employment with the Company and for a period of two (2) years after Participant’s Termination of Employment, solicit business or provide products and/or services which are the same as or competitive with that solicited or provided by the Company from any company, enterprise or person which was a customer of the Company at any time during Participant’s employment with the Company;

(ii) During the Participant’s employment with the Company and for a period of two (2) years after Participant’s Termination of Employment, engage in any business or participate, invest or have any interest in, by way of example but without limitation, any person, firm, corporation, sole proprietorship or business, that engages in any business or activity anywhere in the world, which business or activity is the same as, similar to, or competitive with any business or activity now, heretofore or hereafter engaged in by the Company; or

(iii) During the Participant’s employment with the Company and for a period of two (2) years after Participant’s Termination of Employment, induce or attempt to persuade any employee, agent, supplier or customer of the Company to terminate any similar employment, agency, supplier or customer

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relationship with the Company in order to enter into any such relationship on behalf of any other company, enterprise or person.

Notwithstanding anything contained herein to the contrary, (A) Participant shall not be prohibited from owning any interest in or shares of mutual or similar funds which are nationally recognized and which own equity securities of any corporation, if such securities are publicly traded and listed on any national or regional stock exchange and (B) Participant shall not be prohibited from accepting a position of full-time employment with any such customer of the Company, provided that Participant shall not engage in any activities prohibited hereunder with respect to any other customer(s) of the Company.

(b) Covenant Regarding Confidential Information. The Participant acknowledges and agrees that all records and other information not released to the general public, all trade secrets, unpublished data or other information and all trade secrets and confidential or proprietary information, in each case relating to the services, business and operations of the Company or its subsidiaries and affiliates, whether reduced to writing or not, are confidential and the sole property of the Company and its subsidiaries and affiliates (all of the same being herein collectively called the “Confidential Information”). The Participant will not, at any time during his employment with the Company or thereafter, directly or indirectly, use any of the Confidential Information, except in the regular course of employment with the Company hereunder, or disclose any of the Confidential Information to any other person or entity, except to the extent that the Board may so authorize in writing, and that, upon Participant’s Termination of Employment, he or she will surrender to the Company all Confidential Information then in his or her possession or under his or her control. Participant acknowledges and agrees that the Confidential Information and other aspects of the Company’s business have been established and maintained at great expense, and kept and protected as confidential and secret information and are of great value to the Company and provide it with a substantial competitive advantage in conducting said business. Participant further acknowledges and agrees that as a result of his or her knowledge of the Confidential Information, Company would suffer great loss and irreparable injury if Participant were to disclose the Confidential Information or use the Confidential Information to compete with the Company.

(c) Rights and Remedies upon Breach. Participant expressly agrees that in the event of any violation by the Participant of the covenants and restrictions contained in paragraphs (a) and/or (b) hereof, Company and its successors or assigns shall have the following cumulative rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any and all other legal and equitable rights and remedies available to the Company:

(i) Require the Participant to account for and pay over to the Company, any amounts paid to Participant hereunder or under the Stock Restriction and Repurchase Agreement which are in excess of the greater of (A) the amount paid by the Participant to the Company to acquire his or her rights under the Phantom Stock Plan and (B) the Purchase Price paid by the Participant to the Company pursuant hereto;

(ii) Withhold any and all payments due hereunder or under the Stock Restriction and Repurchase Agreement which are in excess of the greater of (A) the amount paid by the Participant to the Company to acquire his or her rights under the Phantom Stock Plan and (B) the Purchase Price paid by the Participant to the Company pursuant hereto; and

(iii) Declare any and all rights of the Participant under this Option Agreement to be immediately terminated and of no further force nor effect.

(d) Covenants Reasonable and Necessary. Participant agrees that the terms and conditions of the covenants and restrictions set forth herein are reasonable and necessary for the protection of the Company, Company’s business and the Confidential Information and to prevent damage or loss to Company as a result of actions taken by the Participant. Participant acknowledges and agrees that the Company would suffer great loss and irreparable injury if Participant violates the covenants contained in subparagraphs (a) and/or (b) hereof. It is the intent and understanding of each party hereto that if, in any action before any court, agency or tribunal legally empowered to enforce the covenants contained in paragraphs (a) and/or (b) hereof, any term, restriction, covenant or promise contained therein is found to be invalid, illegal or unenforceable, then such term, restriction, covenant or promise shall be deemed

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modified to the extent necessary to make it valid, legal or enforceable by such court, agency or tribunal. The provisions contained in this Section 5 shall survive the termination of this Agreement and the Participant’s Termination of Employment for any reason.

6. Taxes.

(a) Withholding of Taxes. Whenever Shares are to be issued under the Plan or this Agreement, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan or this Agreement, payments in satisfaction of Options are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

(b) Tax Consequences. Some of the federal and state tax consequences relating to this Option, as of the date of this Option, are set forth below. This summary is necessarily incomplete, and the tax laws and regulations are subject to change. The Participant should consult a tax adviser before exercising this Option or disposing of the Shares.

(i) The Participant may incur regular federal income tax and state income tax liability upon exercise of an Option. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares issued pursuant to the exercise of an Option on the date of exercise over their aggregate Purchase Price. The Company will be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii) If the Participant holds Shares for at least one year, any gain realized on disposition of the Shares should be treated as long-term capital gain for federal income tax purposes.

7. Rights as an Employee. Neither the Plan nor this Agreement shall not be construed to give any individual the right to remain in the employ of the Company or to continue in any position or at any level of remuneration, or to affect the right of the Company to terminate such individual’s employment at any time, with or without cause. The grant of an Option shall not entitle the Participant to, or disqualify the Participant from, participation in the grant of any other Option under the Plan or participation in any other plan maintained by the Company.

8. Non-Alienation of Benefits. Prior to its settlement in the form of Shares, no right or benefit under the Plan and this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same whether voluntary, involuntary or by operation of law, shall be void except by will or by the laws of descent and distribution or by such other means as the Board may approve from time to time. No right or benefit under the Plan and this Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If Participant should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan and this Agreement, then such right or benefit shall, in the sole discretion of the Board, cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of Participant, the Participant’s spouse, children or other dependents, or any of them, in such manner and in such proportion as the Board may determine. Any restrictions on transferability of the Shares either described above or otherwise provided for in this Agreement may be referred to in legends contained on the certificates evidencing such Shares.

9. Rights of a Shareholder. The recipient of any Award under the Plan and this Agreement, and any person claiming under or through such recipient or under the Plan or this Agreement, shall not be, nor have any of the rights of, a shareholder with respect thereto, nor shall they have any right or interest in any cash or other property, unless and until certificates for Shares are issued to such Participant after compliance with all the terms and conditions of the Plan and this Agreement.

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10. Non-Uniform Determinations. The Board’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Board selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

11. Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan or this Agreement, and payment of Awards shall be subordinate to the claims of the Company’s general creditors.

12.	Recapitalizations, Takeovers, and Liquidations.

(a) Reorganizations. Notwithstanding any other provision of the Plan to the contrary, but subject to any required action by the stockholders of the Company, the Board shall make any adjustments to the class and/or number of Shares covered by the Plan, the number of Shares for which each outstanding Option pertains, the Exercise Price of an Option, and/or any other aspect of the Plan to prevent the dilution or enlargement of the rights of Participants under the Plan in connection with any increase or decrease in the number of issued and outstanding shares of the common capital stock of the Company resulting from the payment of a stock dividend, a stock split, a reverse stock split or any other event which results in an increase or decrease in the number of issued and outstanding shares of the common capital stock of the Company effected without receipt of adequate consideration by the Company.

(b) Mergers and Consolidations. Subject to any required action by the stockholders of the Company:

(i) In the event the Company is a party to a merger or consolidation in which the Company is the surviving corporation, each outstanding Option shall pertain to the securities of the Company to which a holder of the number of Shares subject to the Option would be entitled; and

(ii) In the event the Company is a party to a merger or consolidation in which it is not the surviving corporation, unless the surviving corporation expressly assumes outstanding Options, each outstanding Option shall become 100% Vested and the Board shall exercise reasonable efforts to give the Participant as much advance notice as practicable before the effective date of such transaction to enable such Participant to exercise Vested Options.

(c) Determination by the Board. All adjustments described in this Section shall be made by the Board, whose determination shall be conclusive and binding on all persons.

(d) Limitation on Rights of Participants. Except as expressly provided in this Section, the Participant shall not have any rights by reason of any payment of any stock dividend, stock split, reverse stock split, or any other change in the number of shares of stock of any class, or by reason of any reorganization, consolidation, dissolution, liquidation, merger, exchange, split-up or reverse split-up, or spin-off of assets or stock of another corporation. Any issuance by the Company of Options shall not affect, and no adjustment by reason thereof shall be made with respect to, Options under the Plan.

(e) No Limitation on Rights of Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13. Severability. If any provision of the Plan or this Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan

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and this Agreement and any such Award shall remain in full force and effect. Each covenant, condition, term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Gender and Number. As the context of any provision may require, nouns and pronouns of any gender and number shall be construed in any other gender and number.

15. Governing Law. This Agreement and the Plan shall be governed by and interpreted under the laws of the State of Michigan and applicable Federal law, irrespective of where this Agreement is made or to be performed, and irrespective of any applicable principles of conflict of laws.

16. Venue. The venue of any dispute, controversy, litigation or proceeding (formal or informal) arising out of or pertaining to the Plan or this Agreement or the subject hereof shall lie exclusively in the County of Oakland, State of Michigan. Provided, however, that if any such dispute, controversy, litigation or proceeding requires or permits jurisdiction in a federal court or agency of the United States, then venue shall lie in no federal court or agency other than those located in (or nearest to) the County of Wayne, State of Michigan. No term or provision of this Section is intended to establish a priority as between state court or federal court, for instances in which a choice of such venue is available to the parties or litigants. The parties hereto knowingly and expressly waive any rights they may have in existing venue statutes, either state or federal, to the extent that such statutes would require a different venue than otherwise provided for herein.

17. Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

18. Independent Legal Representation. Participant acknowledges that the parties’ interests hereunder are divergent and conflicting in many material respects. Accordingly, Participant acknowledges being advised to retain independent legal counsel before executing this Agreement.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute but one and the same Agreement.

20. Termination of Phantom Stock Plan. In order to induce the Company to grant the Options to Participant pursuant to the terms of this Agreement, and in consideration thereof, Participant hereby acknowledges and agrees to the termination of the Phantom Stock Plan and that any and all rights of the Participant under such Phantom Stock Plan are hereby forfeited and terminated.

ALTAIR ENGINEERING INC.
A Michigan Corporation

Dated:	By:
Tom M. Perring
Its: Chief Financial Officer

Participant hereby acknowledges receipt of a copy of the Plan and this Agreement, accepts his or her designation as a Participant under and subject to all the terms and conditions set forth herein and in the Plan, and agrees to all such terms and conditions.

Dated:
«FName» «LName»
PARTICIPANT

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